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                                                         MAGNA GROUP, INC.                                          EXHIBIT 11.1
                                             COMPUTATION OF NET INCOME PER COMON SHARE                              ------------


                                                                Three Months Ended                  Six Months Ended
                                                                      June 30                            June 30
                                                                1997           1996                1997           1996
                                                              -------        -------             -------        -------
                                                                        (In thousands, except per share data)
Primary:
--------
  Average common shares outstanding                            32,955         28,509              31,478         28,380
  Net effect of stock options                                     303            117                 304            119
                                                              -------        -------             -------        -------
    Total                                                      33,258         28,626              31,782         28,499
                                                              =======        =======             =======        =======

  Net income                                                  $19,819        $15,859             $29,257        $30,202
    Less preferred stock dividends:
      Class B voting preferred                                    --              (1)                 (1)            (2)
                                                              -------        -------             -------        -------
  Primary net income                                          $19,819        $15,858             $29,256        $30,200
                                                              =======        =======             =======        =======

  Per common share:
      Net income                                                $0.60          $0.55               $0.92          $1.06
                                                              =======        =======             =======        =======

Fully Diluted:
------------------
  Average common shares outstanding                            32,955         28,509              31,478         28,380
  Net effect of stock options                                     376            130                 380            135
  Assumed conversion of:
    7% convertible subordinated capital notes                     639            799                 659            809
    8-3/4% convertible subordinated debentures                    642            694                 --             693
                                                              -------        -------             -------        -------
      Average common shares and common share equivalents       34,612         30,132              32,517         30,017
                                                              =======        =======             =======        =======

  Primary net income                                          $19,819        $15,858             $29,256        $30,200
  Elimination of interest net of related tax effects on:
    7% convertible subordinated capital notes                     132            164                 268            337
    8-3/4% convertible subordinated debentures                    333            359                 --             713
                                                              -------        -------             -------        -------
  Fully diluted net income                                    $20,284        $16,381             $29,524        $31,250
                                                              =======        =======             =======        =======

  Per common share:
      Net income                                                $0.59          $0.54               $0.91<FA>      $1.04
                                                              =======        =======             =======        =======

<FA> For the six months ended June 30, 1997, inclusion of common stock equivalents for the 8-3/4% convertible subordinated debentures in the computation of fully diluted net income per share results in antidilution, and therefore, these are excluded from the computation.
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